PURCHASE AND SALE AGREEMENT

by and between

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

and

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

Property Name: Village at Baldwin Park
Location: Unit 9B, Orlando, Florida

Effective Date: December 3, 2015

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of December 3, 2015 (the “Effective Date”) by and between VILLAGE AT BALDWIN PARK, LLC, a Delaware limited liability company (“Seller”), and PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:
ARTICLE 1 - CERTAIN DEFINITIONS
In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:
“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Real Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.
“Buyer’s Representatives” shall mean Buyer and any officers, directors, employees, agents, consultants, representatives and attorneys of Buyer or any direct or indirect owner of any beneficial interest in Buyer, but only if the same conduct due diligence or are otherwise involved in the Transaction.
“Closing” shall mean the closing of the Transaction.
“Closing Date” shall mean the day that the Transaction closes, which shall not be later than the Scheduled Closing Date.
“Closing Documents” shall mean all documents executed and delivered by Seller or Buyer as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Seller or Buyer as part of the Closing.
“Contracts” shall mean the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto, together with any additional contracts, equipment leases and agreements and any modifications of any of the foregoing that are entered into in accordance with the terms of Section 8.1.
“deemed to know” (or words of similar import) shall have the following meaning: Buyer and the Buyer’s Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer’s Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the Closing Documents executed by Seller, the documents and materials with respect to the Property delivered or made available to any Buyer’s Representative in connection with the Transaction, any estoppel certificate executed by any tenant of the Property, or any reports prepared or obtained by any Buyer’s Representatives in connection with Buyer’s due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller’s Warranty. For purposes of this Agreement, documents and materials shall be deemed to have been “made available” to Buyer’s Representatives only if the same are located at the Property or in an online due diligence website.
“Deposit” shall mean collectively, (a) the sum of Five Hundred Thousand Dollars ($500,000) (together with any interest earned thereon, the “First Deposit”), and (b) the sum of One Million Dollars ($1,000,000) (together with any interest earned thereon, the “Second Deposit”), to the extent Buyer deposits the same in accordance with the terms of Section 2.1.
“Due Diligence Period” shall mean the period commencing prior to the execution of this Agreement and expiring at 6:00 p.m. Eastern Time on December 7, 2015.
“Escrow Agent” shall mean First American Title Insurance Company, National Commercial Services, in its capacity as escrow agent, whose mailing address is 6 Concourse Parkway, Suite 2000, Atlanta, Georgia 30328, Attention: Deborah Goodman (telephone number: (770) 390-6510, e-mail address: dgoodman@firstam.com).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations and any applicable securities law or any rule or regulation of the New York Stock Exchange.
“Leases” shall mean all leases, licenses or other occupancy agreements between Seller and any tenant or occupant that are in effect with respect to any portion of the Real Property as of the Closing (including, without limitation, all amendments to or modifications of the foregoing and all new Leases entered after the Effective Date in accordance with Section 8.1).
“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.
“Non-Refundable Deposit” shall mean Fifty Thousand Dollars ($50,000) of the First Deposit.
“Owner’s Title Policy” shall mean an ALTA owner’s title insurance policy issued by the Title Company in the amount of the Purchase Price.
“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to title and survey matters pursuant to Article 3: (a) applicable zoning, building and land use Laws, (b) such state of facts as would be disclosed by a current survey of the Property, (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) any exceptions caused by any Buyer’s Representative, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof without any premium or charge to Buyer; provided that Buyer shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed) any such exceptions that are liens evidencing monetary encumbrances in excess of $25,000.00, (f) the rights of the tenants under the Leases, (g) any matters which Buyer is deemed to know about prior to the expiration of the Due Diligence Period unless Seller has agreed to Remove the same pursuant to Section 3.1, and (h) any matters deemed to constitute additional Permitted Exceptions under Section 3.1. Permitted Exceptions shall not include any matters of record created by Seller in violation of Section 8.1. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as hereinafter defined) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the Closing and not be merged therein).
“Personal Property” shall mean all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property, and including, without limitation, those items set forth on Exhibit J attached hereto and incorporated herein by reference, but specifically excluding any Protected Information and any computer software that is licensed to Seller.
“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) the Leases, and (d) the “Intangible Property” as defined in the Assignment Agreement attached hereto as Exhibit F.
“Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following: Seller’s organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems proprietary, or privileged.
“Real Property” shall mean the real estate legally described in Exhibit A attached hereto, together with all improvements and fixtures located thereon and owned by Seller as of the Closing and any rights, privileges and appurtenances pertaining thereto.
“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, Seller shall only be permitted to cause the Title Company to insure over the following title exceptions: (a) any liens evidencing monetary encumbrances, and (b) other title exceptions to the extent that Buyer consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).
“Required Removal Exceptions” shall mean, collectively, (a) any exceptions to title objected to by Buyer in accordance with Section 3.1(a) to the extent that such title objections are either (i) liens evidencing monetary encumbrances (other than liens for non-delinquent real estate taxes) created as a result of the intentional acts or omissions of Seller, its agents or affiliates, including any mortgage, deed of trust or other financing instrument securing indebtedness of Seller, or (ii) title matters created by Seller, its agents or affiliates in violation of the terms of this Agreement; and (b) any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 3.1(b).
“Scheduled Closing Date” shall mean January 5, 2016, as the same may be extended pursuant to the express terms of this Agreement.
“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s Property Manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.
“Seller’s Broker” shall mean ARA Newmark.
“Seller’s Knowledge” or words of similar import shall refer only to the current actual knowledge of James L. Street, an officer of Prudential Investment Management, Inc. responsible for the Transaction, and Yetta Tropper, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Property, and Stan Levy, an officer of Morgan BP Holdings, LLC with primary responsibility for the Property (collectively, the “Designated Representatives”) and shall not be construed to impose upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer’s Representatives or the contents of files maintained by the Designated Representatives. There shall be no personal liability on the part of the Designated Representatives arising out of any of the Seller’s Warranties.
“Seller’s Property Manager” shall mean the current manager of the Property, The Morgan Group, Inc., 5606 South Rice Avenue, Houston, TX 77081.
“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 7.2 and the Closing Documents executed by Seller for the benefit of Buyer, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.
“Survey” shall mean an ALTA survey of the Property prepared by a surveyor licensed in the State in which the Real Property is located.

“Title Commitment” shall mean a commitment to issue an owner’s policy of title insurance with respect to the Property issued by the Title Company.
“Title Company” shall mean First American Title Insurance Company, whose mailing address is 6 Concourse Parkway, Suite 2000, Atlanta, Georgia 30328, Attention: Deborah Goodman (telephone number: (770) 390-6510, e-mail address: dgoodman@firstam.com).
“Transaction” shall mean the transaction contemplated by this Agreement.
ARTICLE 2 -    SALE OF PROPERTY
Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the Property. In consideration therefor, Buyer shall pay to Seller the sum of One Hundred Ten Million Seven Hundred and Fifty Thousand and No/100 Dollars ($110,750,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:
2.1    Payment of Deposit. No later than one (1) Business Day after the execution of this Agreement by both Buyer and Seller and as a condition precedent to the effectiveness of this Agreement, Buyer shall pay the First Deposit to Escrow Agent. Seller and Buyer agree that the Non-Refundable Deposit shall be immediately non-refundable to Buyer once deposited with Escrow Agent (except as otherwise provided in Sections 6.5(a) and 9.2) and shall be held by Escrow Agent for the benefit of Seller and Buyer and disbursed as provided in this Agreement. In addition, no later than one (1) business day after the expiration of the Due Diligence Period, Buyer shall pay the Second Deposit to Escrow Agent.
2.2    Applicable Terms; Failure to Make Deposit. The Deposit shall be paid to Escrow Agent in immediately available funds. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price at the Closing and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Exhibit C. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, Seller may elect to terminate this Agreement, in which event the First Deposit (except for the Non-Refundable Deposit, which shall be paid to Seller), if made, shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.
2.3    Cash at Closing. On the Scheduled Closing Date, Buyer shall (a) deposit into escrow with the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds as more particularly set forth in Section 6.1, as prorated and adjusted as set forth in Article 5, Section 6.1, or as otherwise provided under this Agreement, and (b) authorize and direct the Escrow Agent to simultaneously pay the Deposit into such escrow.
ARTICLE 3 -    TITLE MATTERS

3.1    Title Defects.
(a)Prior to the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any updates thereto (whether or not such matters constitute Permitted Exceptions). After the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions and which materially adversely affect Buyer’s title to the Real Property (as reasonably determined by Buyer in good faith) if (i) such matters first appear on any update to the Title Commitment or Survey issued after the expiration of the Due Diligence Period, and (ii) such objection is made by Buyer within five (5) Business Days after such updated Title Commitment or Survey is received by Buyer (but, in any event, prior to the Scheduled Closing Date). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.
(b)With respect to any title objections that are not Required Removal Exceptions, Seller may elect to Remove any such exceptions to title and Seller may notify Buyer in writing within five (5) Business Days after receipt of Buyer’s notice of Buyer’s title objections (but, in any event, prior to the Scheduled Closing Date) whether Seller elects to Remove the same. Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove Buyer’s title objections. If Seller elects or is deemed to have elected not to Remove one or more of Buyer’s title objections, then, within five (5) Business Days after Seller’s election or deemed election (but, in any event, prior to the Scheduled Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit (except for the Non-Refundable Deposit, which shall be paid to Seller) shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such title objections and proceed to Closing without any reduction of or credit against the Purchase Price. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such title objections and proceed to Closing. Any such title objection so waived (or deemed waived) by Buyer shall constitute a Permitted Exception.
(c)If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove all Required Removal Exceptions. If Seller is unable to Remove any Required Removal Exceptions prior to the Closing (as extended as provided in Section 3.1(d)), Buyer may at Closing elect to either (i) exercise Buyer’s rights under Section 9.2, or (ii) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(d)Seller shall be entitled to one or more extensions of the Scheduled Closing Date (not to exceed fifteen (15) days in the aggregate) to allow additional time for Seller to Remove any exceptions to title. Seller shall have the right to replace the Title Company with another nationally recognized title insurance company reasonably satisfactory to Buyer if the Title Company fails or refuses to Remove any exceptions to title that Seller elects or is required to Remove, provided that Buyer approves, acting reasonably the title commitment and pro forma owner’s title insurance policy issued by any such replacement title insurance company
3.2    Title Insurance. At Closing, the Title Company shall issue the Owner’s Title Policy to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer may request that the Title Company provide endorsements to the Owner’s Title Policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements, and (c) the Closing shall not be delayed as a result of Buyer’s request.
ARTICLE 4 -    BUYER’S DUE DILIGENCE/AS-IS SALE
4.1    Buyer’s Due Diligence. All due diligence performed by Buyer’s Representatives shall be performed in accordance with and subject to the terms of that certain Property Access Agreement, dated as of November 5, 2015, by and between Seller and Buyer (or Buyer’s predecessor), which agreement is hereby incorporated herein and Buyer and Seller hereby ratify and confirm their respective obligations under the aforementioned agreement (herein, the “Property Access Agreement”). To the extent any provisions of the Property Access Agreement conflict with the provisions of this Agreement, the provisions of this Agreement shall control. Buyer, in its sole and absolute discretion, may terminate this Agreement by written notice to Seller at any time prior to the expiration of the Due Diligence Period for any reason or no reason, and, in the event of such termination, (i) neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement, (ii) Seller shall be entitled to the Non-Refundable Deposit and (iii) Buyer shall be entitled to the return of the Deposit (less the Non-Refundable Deposit). In the event Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Section 4.1.
4.2    As-Is Provisions.
4.2.1    As-Is Sale. Buyer acknowledges and agrees that:
(a)Buyer has conducted, and shall continue to conduct during the Due Diligence Period, or waive its right to conduct, such due diligence as Buyer has deemed or shall deem necessary or appropriate.
(b)The Property shall be sold, and Buyer shall accept possession of the Property as of the Closing, “AS IS, WHERE IS, WITH ALL FAULTS”,

with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in this Agreement and the Closing Documents.
(c)Except for Seller’s Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the materials delivered or made available to Buyer’s Representatives, including, but not limited to, the accuracy and completeness thereof, or the results of Buyer’s due diligence.
(d)Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.
4.1.2    Release. By accepting the Deed and closing the Transaction, Buyer, on behalf of itself and its successors and assigns, shall thereby release each of the Seller Parties from, and waive any and all Liabilities against each of the Seller Parties for, attributable to, or in connection with the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which arise or occur before, on or after the Closing, including, without limitation, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to any Buyer’s Representatives; and (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including, without limitation, all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any other Federal, State or municipal Laws relating to environmental contamination, or any other related claims or causes of action (collectively, “Environmental Liabilities”); and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, (ii) any of the obligations of Seller under this Agreement that expressly survive the Closing, including without limitation, any indemnification obligations, or (iii) any acts constituting fraud by Seller.
4.2.3    Assumption of Liability. By accepting the Deed and closing the Transaction, Buyer shall thereby assume and take responsibility and liability for the following: (a) any and all Liabilities attributable to the Property to the extent that the same arise or accrue on or after the Closing and are attributable to events or circumstances which arise or occur on or after the Closing; and (b) any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the Closing, including, without limitation, all Environmental Liabilities; and (c) any and all Liabilities that arose or accrued prior to the Closing or are attributable to events which arose or occurred prior to the Closing, but only if Buyer is deemed to know about the same on or before the Closing; and (d) any and all Liabilities with respect to which Buyer receives a credit at Closing. Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Notwithstanding the foregoing, any tort claims brought with respect to the Property, to the extent that the same arises or accrues as a result of any injury that arose or occurred prior to the Closing, shall not be assumed by Buyer as a result of clause (b) or clause (c) unless the same are caused by the acts or omissions of any Buyer’s Representatives.
4.2.4    No Indemnification. Notwithstanding any provision this Section 4.2 to the contrary, the releases, waivers and assumptions set forth in this Section 4.2 shall not be construed as an indemnification by Buyer for the benefit of Seller for any Liabilities arising or accruing prior to Closing.
4.2.5    Successors and Assigns. The provisions of this Section 4.2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
4.2.6    Radon Disclosures.  Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.
4.3.1    Reaffirmation and Survival. The provisions of this Section 4.2 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive the Closing.
4.3    Limitation on Seller’s Liability.
4.3.1    Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement, and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed One Million and No/100 Dollars ($1,000,000.00) (herein, the “Liability Cap”); provided, however, that the foregoing Liability Cap of Seller shall not be applicable to any liability that Seller may have with respect to (a) the post-closing reproration obligations pursuant to Section 5.4, or (b) the indemnity by Seller regarding the payment of the commission to Seller’s Broker or other brokers engaged by Seller pursuant to Section 8.3, or (c) Seller’s fraud.

4.3.2    Survival. The provisions of this Section 4.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
ARTICLE 5 -    ADJUSTMENTS AND PRORATIONS
5.1    Proration of Income.
5.1.1    Rents. For purposes of this Agreement, “Rents” shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases. All collected Rents and other income from Property operations shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing (with Buyer to be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date). Percentage rent due from any tenant shall be prorated as herein provided at such time as Buyer collects the same in accordance with Section 5.1.2.
5.1.2    Post-Closing Collections. After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing on Seller’s behalf and to tender the same to Seller upon receipt, net of the costs of collection, which are designated by the tenant as payment for or are attributable to delinquent rentals for rental periods occurring prior to the Closing Date. Buyer shall not have an exclusive right to collect Rents or other revenue due Seller and Seller hereby retains its rights to pursue claims against any tenant under the Leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against any tenant under a Lease, Seller (a) shall be required to notify Buyer in writing of its intention to pursue such legal proceedings; (b) shall only be permitted to pursue any legal proceedings after the date which is ninety (90) days after the Closing Date; and (c) shall not be permitted to pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. All Rents collected by Buyer or Seller after the Closing shall first be applied to all amounts due under the applicable Lease for the period of time beginning on the Closing Date (i.e., current Rents and sums due Buyer as the current owner and landlord during its period of ownership) with the balance (if any) payable to Seller for the period of time prior to the Closing Date, but only to the extent of amounts delinquent and actually due Seller. The terms of this Section 5.1.2 shall survive the Closing and not be merged therein.
5.1.3    Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then required to be held by Seller under the Leases. In addition, at Closing Seller shall give Buyer a credit in the aggregate amount of any unapplied refundable deposits collected from tenants. Seller shall retain (and Buyer will not receive a credit for) any nonrefundable fees collected from tenants.
5.1.4    No Proration of Upfront Fees. Seller shall retain (and Buyer shall not receive a credit for) any upfront payments or incentives for long-term service or utility contracts at the Property.

5.1.5    Leasing Commissions and Locator Fees.
(a)Seller shall be responsible for the payment of any leasing commissions under Leases pursuant to which the resident thereunder has moved into his or her apartment unit prior to the Closing Date. If such leasing commissions have not been paid by Seller as of the Closing Date, Seller shall provide Buyer with a credit for such amounts.  Buyer shall be responsible for the payment of any leasing commissions due under Leases pursuant to which the resident thereunder has moved into his or her apartment unit on or after the Closing Date together with any leasing commissions for which Buyer receives a credit from Seller at Closing pursuant to the immediately preceding sentence, and Buyer shall indemnify and hold Seller harmless for claims and damages (including reasonable attorneys’ fees) sustained by Seller due to Buyer’s failure to timely pay the applicable party the amount owing to such party when due.  The terms of this Section 5.1.5(a) shall survive the Closing and not be merged therein.
(b)Seller shall be responsible for the payment of any locator fees due under Leases pursuant to which the resident thereunder has moved into his or her apartment unit prior to the date that is thirty (30) days prior to the Closing Date.  If such locator fees have not been paid by Seller as of the Closing Date, Seller shall provide Buyer with a credit for such amounts.  Buyer shall be responsible for the payment of any locator fees due under Leases pursuant to which the resident thereunder has moved into her or her apartment unit on or after the date that is thirty (30) days prior to the Closing Date together with any locator fees for which Buyer receives a credit from Seller at Closing pursuant to the immediately preceding sentence, and Buyer shall indemnify and hold Seller harmless for claims and damages (including reasonable attorneys’ fees) sustained by Seller due to Buyer’s failure to timely pay the applicable party the amount owing to such party when due.  The terms of this Section 5.1.5(b) shall survive the Closing and not be merged therein.
5.2    Proration of Taxes and Other Property Expenses.
5.2.1    Proration of Ad Valorem Taxes. All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the Property will be prorated as of 12:01 a.m. on the Closing Date (with Buyer to be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date), based on (if applicable) the maximum discount available for early payment if Seller’s actual date of payment of such applicable taxes qualified for the maximum discount. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of the taxes for most recent year for which final bills are available.
5.2.2    Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, (a) if the owner of the Property has the election to pay any special assessment over time, Seller may elect to do so, which election shall be binding on Buyer; and (b) Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed as of the Effective Date.
5.2.3    Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date (with Buyer to be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date). To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.
5.2.4    Make Ready Credit. With respect to any residential units that (a) are not in “made ready” condition on the Closing Date, and (b) have been vacant for more than five (5) days as of the Closing, Buyer shall be entitled to a credit against the Purchase Price of $500 per unit. A “made ready” unit shall mean a unit that is freshly painted, with carpeting that is cleaned or replaced, as necessary, and with working appliances and fixtures.
5.3    Closing Costs. Closing costs shall be allocated between Buyer and Seller in accordance with local custom. For the avoidance of doubt:
(a)Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for the Title Commitment and the Owner’s Title Policy (including any endorsements requested by Buyer), (ii) the cost of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property, said costs not to exceed $11,520), (iii) all recording and filing charges in connection with the special warranty deed (the “Deed”) by which Seller transfers title to the Property, (iv) one-half of all transfer taxes, documentary stamp tax or recordation taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer (including, without limitation, the tangible personal property), (v) one-half of all escrow or closing charges of the Title Company or Escrow Agent, (vi) the cost of a zoning report (including the cost of the PZR report incurred by Seller in anticipation of the sale of the Property, said cost not to exceed $2,300), (vii) the commission due any broker representing Buyer, (viii) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants, and (ix) all lenders’ fees, documentary stamp fees, mortgage taxes, or similar charges, if any, related to any financing to be obtained by Buyer.
(b)Seller shall pay the following closing costs: (i) the commission due Seller’s Broker, (ii) one-half of all transfer taxes,

documentary stamp tax or recordation taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer (including, without limitation, the tangible personal property), (iii) one-half of all escrow or closing charges of the Title Company or Escrow Agent, (iv) all fees due its attorneys, and (v) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions.
The obligations of the parties under this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
5.4    Delayed Adjustment; Delivery of Financial Data. If final prorations cannot be made at Closing for any item being prorated under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date), then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than ninety (90) days after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 10 days of written notice from either party to the other. Seller and Buyer shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations. The provisions of this Section 5.4 shall survive the Closing for a period of ninety (90) days and not be merged therein.
ARTICLE 6 -    CLOSING
6.1    Closing Mechanics.
(a)The parties shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing.
(b)Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Section 2.3 by timely delivering the same to the Escrow Agent on the Scheduled Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 2:00 p.m. Eastern Time on the Scheduled Closing Date to deposit the same in Seller’s designated account. In addition, for each full or partial day after 2:00 p.m. Eastern Time on the Scheduled Closing Date that Buyer fails to comply with the foregoing, then, at Seller’s election (and in addition to any rights that Seller may have pursuant to Section 9.1), the prorations between the party shall be calculated as of the next Business Day.

(c)The items to be delivered by Seller or Buyer in accordance with the terms of Section 6.2 or Section 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Scheduled Closing Date except that (i) the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller at the Property or made available for pick-up from Seller’s Property Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 6.1(b).
6.2    Seller’s Closing Deliveries. At Closing, Seller shall deliver the following:
(a)Deed. A deed in the form of Exhibit D attached hereto (“Deed”), executed and acknowledged by Seller.
(b)Bill of Sale. A bill of sale in the form of Exhibit E attached hereto, executed by Seller.
(c)Assignment Agreement. An assignment and assumption of the Leases and Intangible Property, in the form of Exhibit F attached hereto (“Assignment Agreement”), executed by Seller.
(d)Notice to Tenants. A single form letter in the form of Exhibit G attached hereto, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to each tenant under the Leases.
(e)Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit H attached hereto, as required by Section 1445 of the Internal Revenue Code, executed by Seller.
(f)Evidence of Authority. Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s consummation of the Transaction, including Seller’s execution of this Agreement and the Closing Documents required to be delivered by Seller.
(g)Other Documents. A title affidavit in the form of Exhibit I-1 attached hereto, a gap indemnity in the form of Exhibit I-2 attached hereto, applicable transfer or sales tax filings, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.
(h)Letters of Credit as Tenant Security Deposits. If applicable, all original letters of credit which are security deposits under the Leases and the transfer documentation as described in Section 8.1.
(i)Closing Statement. A mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement (the “Closing Statement”), executed by Seller.

(j)Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s Property Manager’s possession and originals or, if originals are not available, copies, of all of the Leases, Contracts, and other Property documents, to the extent not previously delivered to Buyer.
(k)Seller’s Certificate. A duly executed and acknowledged certificate in a form attached hereto as Exhibit M executed by Seller indicating that all of Seller’s representations and warranties made in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of such date, except to the extent that they expressly relate to an earlier date (the “Seller’s Certificate”).
(l)Certified Rent Roll. A certified rent roll for the Property current as of the business day immediately prior to the Closing Date and stating the amount of all of the security deposits held by Seller under each Lease (the “Certified Rent Roll”), with such Certification being in the form attached hereto as Exhibit O. For purposes of this Agreement, the Certified Rent Roll shall only be deemed to be materially inaccurate or incorrect if it is inaccurate or incorrect by more than 2.5% of the gross monthly income for the Property as set forth therein.
(m)Termination of Property Management Agreement. Evidence of termination of the existing property management agreement affecting the Property with Seller’s Property Manager.
6.3    Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver the following:
(a)Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.
(b)Assignment Agreement. The Assignment Agreement, executed by Buyer.
(c)Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.
(d)Other Documents. Applicable transfer or sales tax filings and such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.
(e)Closing Statement. The Closing Statement, executed by Buyer.
6.4    Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following:

(a)Representations True. All Seller’s Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.
(b)Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement.
(c)Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or prior to the Closing.
6.5    Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following:
(a)Seller’s Corporate Approval. The unconditional approval of the Transaction by the investment committee of Prudential Real Estate Investors, the real estate investment management business unit of Prudential Investment Management, Inc.; provided, however, Seller shall be required to exercise its right to terminate this Agreement as a result of the fact that it is unable to obtain the approval referenced in this Section 6.5(a) no later than seven (7) business days following the Effective Date (the “Seller Approval Date”). If this Agreement is terminated solely as a result of the fact that Seller is unable to obtain the approval referenced in this Section 6.5(a), then, notwithstanding Section 6.6 to the contrary, the Non-Refundable Deposit shall be returned to the Buyer. In the event Seller fails to terminate this Agreement on or prior to the expiration of the Seller Approval Date, Seller shall be deemed to have waived its rights to terminate this Agreement in accordance with this Section 6.5(a).
(b)Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.
(c)Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to the Closing.
6.6    Waiver of Failure of Conditions Precedent. At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Article 6, except to the extent that the same expressly survive Closing. In the event any of the conditions set forth in this Article 6 are neither waived nor fulfilled, the party for whose benefit the applicable condition exists may terminate this Agreement (subject to the notice and cure rights set forth in Article 9 and elsewhere in this Agreement) and exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 9. If this Agreement is terminated as a result of the failure of any condition set forth in this Article 6 that is not also a default hereunder, then the Deposit (except the Non-Refundable Deposit which shall be paid to Seller (unless otherwise provided in Sections 6.5(a) and 9.2)), shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.
ARTICLE 7 -    REPRESENTATIONS AND WARRANTIES
7.1    Buyer’s Representations. Buyer represents and warrants to Seller as follows:
7.1.1    Buyer’s Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and as of Closing, to the extent required by applicable Laws, the State in which the Real Property is located, and (b) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (x) result in the violation of any Law or any provision of Buyer’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Buyer, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound.
7.1.2    Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.
7.1.3    Patriot Act Compliance. Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law. Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
7.1.4    ERISA. Buyer is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and none of its assets constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. Buyer is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the funds used by Buyer to acquire the Property are not subject to State statutes regulating investments of and fiduciary obligations with respect to governmental plans.
Buyer’s representations and warranties in this Section 7.1 (“Buyer’s Representations”) shall survive the Closing and not be merged therein for a period of two hundred seventy (270) days and Buyer shall only be liable to Seller hereunder for a breach of a Buyer’s Representation with respect to which Buyer receives a written notice of a claim from Seller on or before the two hundred seventieth (270th) day after the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, Seller hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Buyer for damages that Seller may incur, as the result of any of Buyer’s Representations being untrue, inaccurate or incorrect if (a) Seller is deemed to know that any Buyer’s Representations were untrue, inaccurate or incorrect at the time of the Closing, or (b) the untruth, inaccuracy or incorrectness of such Buyer’s Representation is not material, or (c) Seller fails to deliver to Buyer a written notice of any alleged inaccuracy or breach of any Buyer’s Representation (which notice, to be effective for purposes of this provision, must set forth the specific Buyer’s Representation allegedly breached and a reasonable description of the factual basis upon which Seller asserts such breach) on or before the expiration of the foregoing survival period or (d) within sixty (60) days after the expiration of the time frame provided in clause (c), Seller fails to commence legal proceedings against Buyer with respect to any claim timely made pursuant to clause (c).

7.2    Seller’s Representations. Seller represents and warrants to Buyer as follows:
7.2.1    Seller’s Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Real Property is located, and (b) is authorized to execute this Agreement and, subject to obtaining the approvals described in Section 6.5(a), consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (x) result in the violation of any Law or any provision of Seller’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Seller, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller is bound.
7.2.2    Non-Foreign Status. Seller is not a “foreign person”, as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended.
7.2.3    Seller’s Financial Condition. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws.
7.2.4    Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
7.2.5    Delivery of Documents. Seller has requested that Seller’s Property Manager deliver or otherwise make available to Buyer’s Representatives all books, records, and other writings in Seller’s Property Manager’s possession related in any material way to the use, ownership or operation of the Property, other than Protected Information. To Seller’s Knowledge, the documents heretofore or hereafter delivered or otherwise made available to Buyer’s Representatives prior to Closing (a) include the documents (other than the Protected Information) that are used by Seller in the day-to-day operation and management of the Property, and (b) include the documents (other than the Protected Information) that are prepared and reviewed by the Seller’s Property Manager for reporting to Seller in connection with (i) the performance by Seller of its fiduciary obligations to its clients and investors, and (ii) the preparation of financial statements and reports submitted to the clients and investors of Seller.
7.2.6    Designated Representatives. The Designated Representatives include those individuals who are currently responsible for the asset management of the Property and the Transaction on behalf of Seller.
7.2.7    Rent Roll and Leases. As of the Effective Date, the current rent roll for the Property is attached as Exhibit K (the “Rent Roll”). For purposes of this Agreement, the

Rent Roll shall only be deemed to be materially inaccurate or incorrect if it is inaccurate or incorrect by more than 2.5% of the gross monthly income for the Property as set forth therein. There are no leases, subleases, licenses or other rental or occupancy contracts (oral or written) with respect to or affecting the Property other than the Leases set forth on the Rent Roll; provided that this representation shall only be deemed to be materially inaccurate or incorrect if any Lease(s) not reflected on the Rent Roll causes an inaccuracy in the Rent Roll of more than 2.5% of the gross monthly income for the Property as set forth therein. No leasing commissions are payable by the “landlord” or “lessor” under any Lease, except as set forth on the Rent Roll.
7.2.8    Personal Property. Except as set forth in Exhibit L attached hereto, the personal property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.
7.2.9    Rents. No Rents or Leases have been assigned, transferred or hypothecated by Seller, except by virtue of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.
7.2.10    Third-Party Rights. Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property.
7.2.11    Litigation. To Seller’s Knowledge, as of the Effective Date, except as listed in Exhibit L attached hereto, Seller has not received any written notice of any current or pending litigation against Seller or the Property (including, without limitation, any condemnation proceedings) which would, in the reasonable judgment of Seller, adversely affect the Property.
7.2.12    Contracts. As of the Effective Date, Seller has not entered into or assumed any contracts, equipment leases or other agreements affecting the Property which will be binding upon Buyer after the Closing other than (a) the Contracts listed in Exhibit B attached hereto, (b) the Leases, and (c) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.
7.2.13    Contract Defaults. To Seller’s Knowledge, as of the Effective Date, except for defaults cured on or before the Effective Date and except as listed in Exhibit L attached hereto, Seller has not received any written notice of default under the terms of any of the Contracts.
7.2.14    Legal Violations. To Seller’s Knowledge, as of the Effective Date, except for violations cured or remedied on or before the Effective Date and except as listed in Exhibit L attached hereto, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Property.

7.3    General Provisions.
7.3.1    Seller’s Warranties Deemed Modified. To the extent that Buyer is deemed to know prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s deemed knowledge.
7.3.2    Breach of Warranties prior to Closing. If after the expiration of the Due Diligence Period but prior to the Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any breach of a Seller’s Warranty, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the Scheduled Closing Date (not to exceed fifteen (15) days) for purposes of such cure. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material for all purposes of this Agreement only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $50,000. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect as set forth herein, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.
7.3.3    Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of two hundred seventy (270) days and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which Seller receives a written notice of a claim from Buyer on or before the two hundred seventieth (270th) day after the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer is deemed to know that any Seller’s Warranties were untrue, inaccurate or incorrect at the time of the Closing, or (b) the untruth, inaccuracy or incorrectness of such Seller’s Warranties is not material, or (c) Buyer fails to deliver to Seller a written notice of any alleged inaccuracy or breach of any Seller’s Warranty (which notice, to be effective for purposes of this provision, must set forth the specific Seller’s Warranty allegedly breached and a reasonable description of the factual basis upon which Buyer asserts such breach) on or before the expiration of the foregoing survival period; or (d) within sixty (60) days after the expiration of the time frame provided in clause (c), Buyer fails to commence legal proceedings against Seller with respect to any claim timely made pursuant to clause (c).
7.3.4    Survival. The provisions of this Section 7.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

ARTICLE 8 -    COVENANTS
8.1    Contracts, Title Instruments, and Leases.
(a)Without Buyer’s prior consent, between the Effective Date and the Closing Seller shall not (i) extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement, or (ii) execute any instrument which affects title to the Property. Seller shall furnish Buyer with a copy of the proposed agreement which shall contain such information reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such agreement within three (3) Business Days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction. Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed prior to the expiration of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Due Diligence Period and the Closing. Any notice from Buyer rejecting the proposed transaction shall include a description of the reasons for Buyer’s rejection.
(b)Between the Effective Date and the expiration of the Due Diligence Period, Seller shall not change its current leasing or management practices without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall provide Buyer with information outlining any such proposed changes to such leasing or management practices, and Buyer shall have three (3) Business Days to provide written approval or disapproval of such proposed changes; provided, however, failure of Buyer to respond within such three (3) Business Day period shall be deemed to constitute approval of such proposed changes. Between the Effective Date and the Closing, Seller will (i) not, without the prior consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), enter into any Lease except residential Leases and amendments and renewals of existing Leases, in each case in the ordinary course of business and equal to or exceeding current market rents (except amendment and renewals of existing Leases shall be subject to a maximum increase of $100.00), and with no concessions other than as set forth on Exhibit P attached hereto and made a part hereof, for a term of not less than nine (9) months and not more than thirteen (13) months and in accordance with Seller’s current leasing or management practices; provided, such new residential Leases shall be entered into with lessee(s) whose verified employment income is at least three (3) times the annual base rent of such Lease, and (ii) cause vacant apartment units at the Property to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over. It is not the intention of Seller to have all of the vacant units “made ready” as of the Closing Date, but only those units that would have been “made ready” in the ordinary course of business, provided that, Buyer shall be entitled to the Make Ready Credit described in Section 5.2.4 herein to the extent applicable.
(c)Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease in a manner consistent with its past practices, including without limitation, to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.
(d)With respect to any security deposits which are letters of credit, (i) at Closing, Seller shall execute and deliver to Buyer such instruments as the issuers of such letters of credit shall reasonably require in order to transfer the same to Buyer, and (ii) after Closing, Seller shall cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith. Buyer shall be liable for payment of any fees imposed by the issuer of any letter of credit to be transferred. The provisions of this Section 8.1(d) shall survive the Closing and not be merged therein.
(e)On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller. In addition, if Buyer requests in writing prior to the expiration of the Due Diligence Period to have any other Contracts terminated, Seller shall use commercially reasonable efforts to terminate such Contracts effective as of the Closing Date; provided, however, in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the other parties to said Contracts in connection therewith. If Buyer does not request such termination or Seller is unable to so terminate the aforementioned Contracts effective as of the Closing Date, then Seller shall assign and Buyer shall assume the same at Closing in accordance with the terms of this Agreement and the Assignment Agreement.
8.2    Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 10, between the Effective Date and the Closing, Seller shall operate and maintain the Property in a manner consistent with Seller’s past practices with respect to the Property, including, without limitation, maintaining commercially reasonable levels of staffing and personnel at the Property; provided, however, Seller shall not be obligated to perform any capital improvements or any deferred maintenance repairs. Buyer hereby agrees that, except for breaches of this Section 8.2, Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the Effective Date and the Closing,

Seller will advise Buyer of any written notice Seller receives after the Effective Date from any governmental authority of the violation of any Laws regulating the condition or use of the Property.
8.3    Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this Section 8.3 shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
8.4    Tax Protests; Tax Refunds and Credits. Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the 2015 tax year (the “Pre-Closing Tax Year”), provided Seller shall keep Buyer reasonably informed regarding the status of any contest with respect to the taxes attributable to the Pre-Closing Tax Year. Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all years subsequent to the Pre-Closing Tax Year. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to the Pre-Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any past or present tenant of the Property). To the extent any such refunds or credits are attributable to real estate and personal property taxes paid during the Pre-Closing Tax Year, such amounts shall be prorated between the parties in the manner provided in Section 5.2, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenant of the Property. The provisions of this Section 8.4 shall survive the Closing (and not be merged therein).
8.5    Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any press release or similar public statement with respect to the Transaction or this Agreement (a “Press Release”) without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Press Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed and such response shall be provided within two (2) Business Days after submission of a draft of the Press Release to the other party for review), except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review. The provisions of this Section 8.5 shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

8.6    Confidentiality.
(a)Buyer shall hold, and shall cause the other Buyer’s Representatives and any prospective investors in Buyer to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of this Agreement, (ii) unless and until the Closing occurs, any of the information in respect of the Property delivered or made available to any Buyer’s Representatives, and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly destroy or return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding the foregoing, Buyer may disclose such information (A) on a need-to-know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as any governmental agency may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this Section 8.6(a).
(b)Seller shall hold, and shall cause the officers, directors, employees, agents and representatives of Seller to hold, in strict confidence and not disclose to any other person without the prior written consent of Buyer, (i) the terms of this Agreement, and (ii) the identity of Buyer and any direct or indirect owner of any beneficial interest in Buyer. Notwithstanding anything to the contrary hereinabove set forth, Seller may disclose such information (A) on a need-to-know basis to its affiliates, the employees of Seller or its affiliates, or members of professional firms serving Seller or its affiliates, or (B) as any governmental agency may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record.
(c)The provisions of this Section 8.6 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
8.7    Delivery of Information Regarding Patriot Act Compliance. Buyer agrees to provide documentation reasonably necessary or desirable for Seller to verify that the representations and warranties made in Section 7.1.3 are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership and control of Buyer including (a) a list of persons or entities that directly or indirectly own more than a 25% interest in Buyer or control Buyer, and (b) the name of the person holding each of the following offices or positions with respect to Buyer and each of the entities identified pursuant to clause (a): the president, chief operating officer, chief executive officer, and chief financial officer (or a person who serves in a similar capacity with respect to each such office or position). In addition, if after review of such information Seller determines that it needs additional information regarding the ownership or control of Buyer, Buyer agrees to provide Seller with the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity or such other information that Seller requires in lieu thereof. Notwithstanding any provision in this Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if Seller reasonably believes that such disclosure is required by Law or its regulatory compliance policies. Notwithstanding the foregoing, in no event shall Buyer’s representations and warranties in Section 7.1.3 apply to any person or entity which owns, has owned, or may hereafter own any publicly traded stock or other publicly traded securities of (i) Buyer (if any), or (ii) any entity which owns an interest in Buyer.
8.8    Conversion. To the extent that similar restrictions have not been previously recorded against the Property, the Deed will contain the restrictions regarding condominium use set forth on Exhibit N attached hereto.
ARTICLE 9 -    DEFAULTS
9.1    Seller’s Remedies for Buyer Defaults. If, (i) on the Scheduled Closing Date Buyer fails to deliver the balance of the Purchase Price in accordance with Sections 2.3 and 6.1, and fails to cure the same within two (2) Business Days after the Scheduled Closing Date, or (ii) on or before the Scheduled Closing Date Buyer is in default of any of its other material obligations hereunder or any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this clause (ii) continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Seller shall have the right to elect as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction. Seller and Buyer have discussed the possible consequences to Seller in the event that the Closing does not occur by reason of any of the events described in this Section 9.1. The parties agree that it would be impractical or extremely difficult to determine the actual damages to Seller in such event and that a reasonable estimate of such damages is an amount equal to the Deposit.
9.2    Buyer’s Remedies for Seller Defaults. If, on or before the Scheduled Closing Date, Seller is in default of any of its material obligations hereunder, or any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit (including the Non-Refundable Deposit) shall be returned to Buyer thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement; or (b) waive the default or breach and proceed to close the Transaction; or (c) seek specific performance of this Agreement by Seller; provided, however, if Seller refuses to Remove any exception that Seller agreed to Remove in accordance with Section 3.1 or specific performance of this Agreement is not available as a remedy to Buyer as a result of Seller’s intentional acts, then if Buyer exercises its rights under clause (a) of this section, Buyer will be entitled to (x) the return of the Deposit, and (y) recover from Seller the reasonable, actual third party out-of-pocket direct transaction costs and expenses incurred by Buyer in connection with the Transaction in an amount not to exceed Two Hundred Thousand Dollars  ($200,000.00). As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.
9.3    Indemnity Obligations. Notwithstanding any provision in this Agreement to the contrary, in no event shall the provisions of this Article 9 limit the rights of either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement or the damages recoverable pursuant to such indemnification obligations. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
ARTICLE 10 -    CASUALTY/CONDEMNATION
10.1    Right to Terminate. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer’s Representative), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 10.1, the Deposit (except the Non-Refundable Deposit, which shall be paid to Seller) shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any casualty, condemnation proceedings, or eminent domain proceedings if (i) the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of Four Million and No/100 Dollars ($4,000,000.00), as reasonably determined by Seller, (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration, (iii) the repair or restoration shall take longer than four (4) months to repair and restore fully, or (iv) in the case of a condemnation, would cause the Property (x) no longer to comply with zoning requirements or the Leases, or (y) no longer to have access to a publicly-dedicated and maintained right-of-way for vehicular and pedestrian access.
10.2    Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect and Buyer shall acquire the remainder of the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows: (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation for loss of use or income, that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Property following a casualty; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller’s deductible with respect to a casualty, if the same is an insured casualty.
10.3    Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.
10.4    Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.
ARTICLE 11 -    MISCELLANEOUS
11.1    Buyer’s Assignment.
(a)Buyer shall not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such attempted assignment shall be null and void ab initio. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a publicly traded company or of any Class A Units or Class B Units of Preferred Apartment Communities Operating Partnership, L.P.  Notwithstanding the foregoing terms of this paragraph (a), Buyer shall have the right to assign this Agreement to a wholly owned and controlled subsidiary of Buyer, without Seller’s prior consent, provided that such assignment complies with the terms of paragraph (b) of this section.
(b)In the event Buyer intends to assign its rights hereunder, Buyer shall send Seller written notice of its request at least ten (10) Business Days prior to the Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee. Notwithstanding any provision in this Agreement to the contrary:
(i)    Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including those set forth in Section 4.2, Article 7 and Article 8, all of which will be binding upon any assignee of Buyer.
(ii)    No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 7.1 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide the information and other documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing. If Buyer fails to provide the requested documentation to Seller at least ten (10) Business Days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to postpone the Scheduled Closing Date for a reasonable period until such verification has been made.
11.2    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.
11.3    Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
11.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Real Property is located.
11.5    Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.
11.6    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.7    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.8    Notices. Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e-mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:
Preferred Apartment Communities Operating Partnership, L.P. 3284 Northside Parkway, Suite 150 Atlanta, GA 30327 Attention: Jeffrey R. Sprain Telephone #: (770) 818-4108 E-Mail Address: jsprain@pacapts.com

COPY TO:
Capital Law & Advisory Partners, LLC 1000 Parkwood Circle Suite 810 Atlanta, Georgia 30339 Attention: Stephen F. White Telephone #: (770) 212-2232 E-Mail Address: swhite@caplawpartners.com

IF TO SELLER:
Village at Baldwin Park, LLC
c/o Prudential Real Estate Investors
Tower Place 200
3348 Peachtree Road
Suite 1100
Atlanta, Georgia 30326
Attention: James L. Street
Telephone #: (404) 704-3776
E-Mail Address: james.street@prudential.com

COPY TO:
Prudential Real Estate Investors 7 Giralda Farms Madison, New Jersey 07940 Attention: Frances Felice, Esq. Telephone #: (973) 683-1714 E-Mail Address: frances.felice@prudential.com

COPY TO:
Prudential Real Estate Investors 7 Giralda Farms Madison, New Jersey 07940 Attention: Yetta Tropper Telephone #: (973) 734-1472 E-Mail Address: yetta.tropper@prudential.com

COPY TO:
Goodwin Procter LLP 601 S. Figueroa Street, 41st Floor Los Angeles, California 90017 Attention: Dean C. Pappas, Esq. Telephone #: (213) 426-2525 E-Mail Address: dpappas@goodwinprocter.com

11.9    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.
11.10    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2. Buyer agrees to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument (including any lis pendens) if any such notice or lis pendens is not expressly permitted to be filed by the foregoing or if Seller prevails in the underlying litigation for which any notice or lis pendens is filed, regardless of whether such notice or lis pendens is permitted to be filed. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
11.11    Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.

11.12    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.
11.13    Time of Essence. Time is of the essence with respect to the Closing and all of the provisions of this Agreement.
11.14    JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF ORANGE, STATE OF FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF FLORIDA, AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
11.15    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION 11.15 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
11.16    RELEASES. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.
11.17    Audited Financial Statements. Seller hereby agrees to reasonably cooperate (at no third party cost to Seller and such cooperation shall not require Seller to prepare any new reports or assemble any information in any particular form) with Buyer during the term of this Agreement and up to one hundred and eighty (180) days subsequent to Closing in the preparation by Buyer and its advisors, at Buyer’s sole cost and expense, of audited financial statements of the Property for the most recent completed fiscal year of Seller and the current fiscal year-to-date that comply with Form 8-K filing requirements and Rule 3-14 of Regulation S-X, both as promulgated by the United States Securities and Exchange Commission, including making available for Buyer’s review, subject to the terms of the Property Access Agreement, current and historical operating statements and information regarding the Property. The provisions of this Section 11.16 hereof shall survive the Closing and expire on the one hundred and eightieth (180th) day subsequent to Closing.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.
SELLER:

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:     PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:  /s/ James L. Street /s/
Name:   James L. Street
Title:    Vice President

[SIGNATURE PAGE – PURCHASE AND SALE AGREEMENT]

BUYER:

PREFERRED APARTMENT COMMUNITIES
OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:    Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

By: /s/ Jeffrey R. Sprain /s/
Jeffrey R. Sprain, Senior Vice
President, General Counsel and Secretary

[SIGNATURE PAGE – PURCHASE AND SALE AGREEMENT]

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions and otherwise comply with the provisions of Exhibit C to this Agreement.
In witness whereof, the undersigned has executed this Agreement as of December     , 2015.
FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Deborah Goodman /s/
Name: Deborah Goodman
Title:     Vice President

EXHIBIT A

LEGAL DESCRIPTION

LOTS 1770, 1771, 1772, 1773, 1774, 1775, 1776, 1777 AND 1778 AND TRACTS 460, 461, 462, 463, 464, 465 AND 466, OF THE PLAT OF BALDWIN PARK UNIT 9B, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 70, PAGES 1 THROUGH 8, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

TOGETHER WITH THE FOLLOWING APPURTENANT EASEMENT:

DRIVEWAY AND SIDEWALK EASEMENT RECORDED MAY 9, 2007 IN OFFICIAL RECORDS BOOK 9251, PAGE 773, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA

[SIGNATURE PAGE – PURCHASE AND SALE AGREEMENT]

EXHIBIT B

LIST OF CONTRACTS

Village at Baldwin Park
Orlando, Florida
2015 CONTRACT SCHEDULE

Account Code	Vendor Name Address Phone /Email Address	Frequency of Service & Cost		Service Provided
		Current Year	Prior Year

91400-0010 Advertising-Internet	For Rent
	PO Box 209066	$1,347/mth	$1,387/mth	Internet Only
Dallas, Tx 75320
800-845-0400
60150-0000 Waste Removal	Skinner Waste Solutions	$5,773.00/mth	$6,837/mth	Resident Valet Trash
2955 Hartly Rd Unit 103
Jacksonville, Fl 32257
904-683-6755
60290-0070 Pest Control Service	Ohana Pest Control	$500/mth	$500/mth	Pest Control
2411 Neptune Rd.
Kissimmee, Fl 34744
407-344-8443
62000-1000 Lake Srvices	Lake Doctors	$134/mth	$134/mth	Lake Service
3543 SR 419
Winter Springs, Fl 32708
800-666-5253
62200-0000 Ground Service	Valley Crest	$7,010/mth	$6,878/mth	Landscape
PO Box 404083
Atlanta, GA 30384
407-292-9600
92100-0000 Office Internet	Spot On 55 Church St, Suite 200 New Haven, CT 06510 203-523-5214	$295/mth	$400/mth	Wifi Service
63100-4430 Security Monitoring	All Secure PO Box 593510 Orlando, Fl 32859 407-770-0515	63.90/Qtr	$197/Qtr	Alarm Monitoring
91400-0010 Advertising-Internet	Relate 24/7	$288/YR	$288/yr	Website Maintenance
92600-0000 Marketing Center Exp.	Canteen Refreshment Srvc PO Box 50196 LA, California, 90074 407-862-0800	$450+/mth	$450+/mth	Coffee Bar Lease

Exhibit B, Page 1

65260-0000 Non MRI Software	Realpage	$1,891.38/mth	$2,800/year	Doc mgmt, Online leasing & payments, resident portal
65260-0000 Non- MRI Software	Lease Star	$396/mth	n/a	Manage Internet Advertising
65600-0240 OE-Internet Service	Bright House PO Box 30574 Tampa, Fl 33630 877-924-6729	$171/mth	$165/mth	Internet Service
60150-0000 Compactors Hauls	Waste Management PO Box 42930 Phoenix, AZ 85080 407-843-7370	$150.00 per haul, $40 a ton	$176.94 per haul, $41.94 a ton, $135 per trip	Waste Removal
65250-0000 MRI Fees	MRI	$980/yr	$980/yr	Reporting
65500-2000 key System Maintenance	Handy Trac	$465/yr	$465/yr	Handy Trac Maint.
60290-4173 Fire Safety	Wayne Automatic 222 Capitol Ct. Ocoee, Fl 34761	$7,620/Yr	$6,724/yr	Sprinkler Inspections
60290-4173 Fire Safety	Wayne Automatic 222 Capitol Ct. Ocoee, Fl 34761	$1,875/yr	$2,800/yr	Fire Panel inspections
91400-0010 Advertising Internet	Apartment Finder 2 Sun Court NW 678-346-9300	$365/mth	$365/mth	Marketing
91400-0010 Advertising Internet	Apartments.com	$630/mth	$630/mth	Marketing
1331 L Street NW Washington, DC
92600-0000 Marketing Center Exp.	Scent Air	$109/mth	$109/mth	Clubhouse Scent

63100-4430 Security Contracts Monitoring	Wayne Automatic 222 Capitol Ct. Ocoee, Fl 34761	$360/yr	$360/yr	Fire Alarm Monitoring

60290-0070 Pest Control Service	Ohana Pest Control	$8,222/yr	$54,816.00	Termite Bond

65600-0040 OE - Telephone/Answering Service	Windstream	$739/mth	$739/mth	Phone Service

65600-0040 OE - Telephone/Answering Service	Callmax 1350 Wooten Lake Rd. Suite 304 Kennesaw, GA 30144	$129/mth	$129/mth	Answering Service

N/A Exclusive Marketing agreement	Bright House PO Box 30574 Tampa, Fl 33630 877-924-6729	n/a	n/a	N/A Exclusive Marketing agreement

Exhibit B, Page 2

91400-0010 Advertising Internet	Reach Local	$1,000/mth	$1,000/mth	Google Advertising

65600-0020 OE - Printing Forms	Bluemoon	$175/yr	$175/yr	Bluemoon Annual Licensing

65500-1000 Other Admin - Business License	Sesac	$459/Yr	$459/Yr	Music Licensing

53100-3000 Reimbursement Water/Sewer	NWP	$2,275/mth	$2,275/mth	Resident Water/Sewer Billing

65600-0030 OE - Furniture & Equipment	Stargel/Toshiba	$50.65/mth	$50.65/mth	Copier Contract

61700-0000 Green Consumption Tracking Costs	NWP Utility Smart	$330.17/mth	$330.17/mth	Water/Sewer Consumption Trackin

Exhibit B, Page 3

EXHIBIT C

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
1.    The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller and shall promptly provide Buyer and Seller with confirmation of the investments made. Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.
2.    Notwithstanding any provision herein to the contrary, if Buyer terminates this Agreement at any time during the Due Diligence Period, Escrow Agent shall deliver the Escrow Deposits (except the Non-Refundable Deposit, which shall be paid to Seller) to Buyer upon the unilateral direction of Buyer, without the consent of Seller, provided that Escrow Agent shall notify Seller in the event of such disbursement.
3.    After the expiration of the Due Diligence Period, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.
4.    If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.
5.    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder,

Exhibit C, Page 1

except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.
6.    Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 27‑2609875.
7.    Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.
(b)    Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 20-3707324.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
8.    The provisions of this Exhibit C shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
[Remainder of page intentionally blank]

Exhibit C, Page 2

EXHIBIT D

FORM OF DEED

This instrument prepared by
and should be returned to:

Goodwin Procter LLP
601 S. Figueroa Street, 41st Floor
Los Angeles, CA 90017
Attn: Jenn Sung, Esq.

Parcel I.D. Nos. ____________________; _______________________
__________________AND _________________.

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED made and executed this ____ day of ________, 2016 by Village at Baldwin Park, LLC, a Delaware limited liability company whose address is 7 Giralda Farms, Madison, New Jersey 07940 (hereinafter referred to as “Grantor”), to ________________________________ whose address is 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327, Attention: Jeffrey R. Sprain (hereinafter referred to as “Grantee”).
W I T N E S S E T H:
That the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration receipt of which is hereby acknowledged, has granted, bargained, sold, conveyed and confirmed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, all that certain land situate in Orange County, Florida, as more particularly described on Exhibit A attached hereto and hereby made a part hereof, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all right, title and interest, if any, that Grantor may have in and to all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property.

Exhibit D, Page 1

TO HAVE AND TO HOLD the Real Property, and all the estate, right, title, interest, lien and equity whatsoever of Grantor either in law or in equity or both, to the proper use, benefit, and behalf of Grantee and Grantee's successors and assigns in fee simple forever.
AND THE GRANTOR does hereby covenant and warrant to Grantee and Grantee's successors and assigns that said Real Property is free and clear of and from any encumbrances made or suffered by Grantor except for (a) applicable zoning, building and land use municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations, (b) such state of facts as would be disclosed by a physical inspection of the Real Property, (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) the rights of the tenants under the leases at the Real Property, and (g) all covenants, conditions, restrictions, and other matters of record in the office of the Public Records of Orange County, Florida (collectively, the “Permitted Exceptions”), and that subject to said Permitted Exceptions, Grantor will warrant and defend the title to the Property unto Grantee and Grantee's successors and assigns forever against the lawful claims and demands of all persons claiming by, and through or under Grantor, but against no others.
The Real Property shall hereafter be held, transferred, sold, leased and encumbered, conveyed, and occupied, subject to the covenants, conditions, and restrictions set forth in numbered paragraphs 1 through 7 immediately following (collectively, the “Restrictive Covenants”), each of which is for, and shall inure to the benefit of the Benefited Persons:
1.    From and after the date hereof through and including November 21, 2018 (the “Termination Date”): (a) no Condominium shall be created covering the Property, (b) no Condominium Conversion shall be affected or implemented, nor shall a Condominium Project be created, with regard to the units within the Property, and (c) no Condominium Declaration shall be filed affecting the Property.
2.    In the event of the violation or breach of any of the Restrictive Covenants, each Benefited Person shall have the right to prosecute a proceeding at law or in equity against the party or parties who have violated or are attempting to violate any of the Restrictive Covenants, to enjoin or prevent them from doing so, to cause such violation to be remedied, including without limitation, court costs and attorney fees in enforcing the Restrictive Covenants. Without limiting the foregoing, any party or parties who now or hereafter owns or acquires fee title in or to any portion of the Property shall, and does hereby, to the fullest extent permitted by law, indemnify, defend and hold each Benefited Person harmless from and against any and all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), which any of the Benefited Persons may suffer, incur or be obligated to perform arising out of such party or parties breach or failure to strictly comply with the Restrictive Covenants, including, without limitation, all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses arising or accruing as a result of any claims by subsequent owners of any portion of the Property (including owners of condominium units or owners of a cooperative, as the case may be) relating to (a) the design, development, and construction of the Property and any defects, breaches of contract, errors, omissions, or negligence in connection therewith, or (b) any omissions, misrepresentations or misstatements in any conversion, condominium or cooperative documents. All remedies provided herein or at law or in equity shall be cumulative and not exclusive of any other remedy at law or in equity. Notwithstanding the foregoing, a Foreclosure Purchaser shall not have the foregoing

Exhibit D, Page 2

obligation to indemnify, defend and hold harmless a Benefited Person with respect to any creation of a Condominium, any Condominium Conversion or any filing of a Condominium Declaration occurring prior to the date a Foreclosure Purchaser acquires title to the Property or following the conveyance of the Property by such Foreclosure Purchaser to a third party purchaser, provided that such Foreclosure Purchaser did not undertake the creation of a Condominium, a Condominium Conversion or the filing of a Condominium Declaration during its period of ownership.
3.    The Restrictive Covenants are appurtenant to and run with the Property, and shall be binding and enforceable against all parties having any right, title or interest in the Property, and their respective heirs, successors and assigns, and shall inure to the benefit of each Benefited Person; provided, however, that on the Termination Date the Restrictive Covenants shall expire.
4.    Failure on the part of any Benefited Person to complain of any act or failure to act to enforce the Restrictive Covenants irrespective of how long such failure continues shall not constitute a waiver by any of the Benefited Persons of the right to strictly enforce any violation of the Restrictive Covenants. Notwithstanding any provision hereof to the contrary, Grantor, in its sole discretion, may elect to waive, modify, amend, or terminate any or all of the Restrictive Covenants prior to the Termination Date; provided, however, that, no such waiver, modification, amendment or termination shall be effective unless the same is set forth in a writing executed by Grantor and such writing is filed with the County Recorder for the county in which the Property is located. The execution, delivery and recording of a termination shall not be necessary or a prerequisite to the termination of the Restrictive Covenants on the Termination Date.
5.    If any term, covenant, condition or provision of the Restrictive Covenants, or the application thereof to any person, entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of the Restrictive Covenants or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
6.    Notwithstanding anything to contrary contained herein, no expiration of the Restrictive Covenants and no earlier termination of the Restrictive Covenants shall be deemed to waive or release any party from any prior breach of the Restrictive Covenants.
7.    As used in this Deed, the following terms shall have the following meanings:
(a)    “Benefited Person” means all of the following: (i) Grantor, (ii) any constituent entity or affiliate of Grantor and any partner, member, shareholder, officer, or director of any such constituent entity or affiliate of Grantor, and (iii) any other person or entity who has been designated as a “Benefited Person”, in a writing executed and delivered after the date hereof by either Grantor (or any successor or assign of Grantor) and filed for record in the Public Records for the county in which the Property is located.
(b)    “Condominium” means a condominium as defined under Section 718.103(11) of the Florida Condominium Act, or any similar statute or law which defines a condominium.

Exhibit D, Page 3

(c)    “Condominium Conversion” means the filing or recording with the applicable county clerk or county recorder, or other applicable state, municipal or local governmental entity or agency, of any document providing for the conversion of the Property to a Condominium Project.
(e)    “Condominium Declaration” means a declaration of condominium as defined under Section 718.103(15) of the Florida Condominium Act, or any similar statute or law which defines a declaration of condominium.
(f)    “Condominium Project” means any project all or a portion of which has located thereon a Condominium or a Condominium Conversion.
(g)    “FHLMC Holder” means the holder of the FHLMC Indebtedness.
(h)     “FHLMC Indebtedness” means any loan secured by the Property     which has been assigned or sold to Federal Home Loan Mortgage Corporation or its successors.
(i)    “FHLMC Mortgage” means any mortgage or other security instrument encumbering the Property and securing any FHLMC Indebtedness.
(j)    “First Mortgage” means any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute. An FHLMC Mortgage may be a First Mortgage or a mortgage or deed of trust of lower priority.
(k)    “First Mortgagee” shall mean the holder of any First Mortgage.
(l)    “Foreclosure Purchaser” means (i) a First Mortgagee or an FHLMC Holder, (ii) an affiliate of a First Mortgagee or of an FHLMC Holder, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or FHLMC Holder or affiliate of a First Mortgagee or FHLMC Holder.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exhibit D, Page 4

IN WITNESS WHEREOF, this Deed has been executed by Grantor as of                          , 2016 to be effective as of                          , 2016.
GRANTOR:
Signed, Sealed and delivered
in the presence of:                    Village at Baldwin Park, LLC,
_______________________________         a Delaware limited liability company
Print Name:______________________
By:    PR Villages at Baldwin Park,
_______________________________             LLC, a Delaware limited
Print Name:_____________________            company, its Authorized
Member

By:      PRISA LHC, LLC,
                                a Delaware limited liability                                         company, its Sole Member

By:
Name:
Title:

Exhibit D, Page 5

STATE OF __________    §
§
COUNTY OF _________    §
On                         , 2016, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
_______________________, Notary Public
My Commission Expires:
______________________

Exhibit D, Page 6

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Exhibit D, Page 7

EXHIBIT E

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is executed as of                          , 2016 by Village at Baldwin Park, LLC, a Delaware limited liability company (“Seller”) for the benefit of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”).
W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of December 3, 2015, by and between Buyer and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and
WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer; and
WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.
NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Buyer and Buyer hereby accepts all right, title and interest in and to all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property, and including, without limitation, those items set forth on Exhibit A attached hereto and incorporated herein by reference, but specifically excluding any Protected Information and any computer software that is licensed to Seller (herein collectively called the “Personal Property”).
This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller other than Seller’s Warranties (as defined in the Sale Agreement).
Seller’s liability under this Bill of Sale shall be limited as set forth in Section 4.3 of the Sale Agreement.
[Remainder of page intentionally blank]

Exhibit E, Page 1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.
SELLER:

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

Exhibit E, Page 2

EXHIBIT A

PERSONAL PROPERTY

Property Inventory List

Property Name:         Village at Baldwin Park
Manager:            Wesley Owen
Date Reviewed:        01/08/2015

Room (ie Fitness or 1 BR Model)	Item & Description	Quantity	Serial Number (if applicable)
Leasing Office	Desktop Computers	6
Leasing Office	Computer Monitors	9
Leasing Office	iPad	3
Leasing Office	Manager Laptop	1
Leasing Office	Phone System	4
Leasing Office	Cordless Phone	1
Leasing Office	Postage Machine	1
Leasing Office	White Whirlpool Fridge	1
Leasing Office	Black Whirlpool Fridge	1
Leasing Office	Stainless Microwave	1
Leasing Office	XM Radio Boxes	4
Leasing Office	Audio Amps	5 total	Model 660A, Model STR-DA3200es
Leasing Office	Sony DVD Player	1	SLV-D380P
Leasing Office/Maint	Two-way Radios	10
Leasing Office	PopCorn Machine	1	CCP 510
Leasing Office	HP LaserJet 4250TN	1
Leasing Office	HP Deskjet Printer 6940	1
Leasing Office	HP Office Jet Pro Printer 8600	1
Leasing Office	Ativa Paper Shredder	1	L0100
Leasing Office	Fellowes Paper Shredder	1	600CS
Leasing Office	Security Camera System	1
Leasing Office	Handy Trac System	1
Leasing Office	Lexmark laser printer	1	XS748De
Clubhouse/Business Center	Brother Printer HL-22	1
Clubhouse/Business Center	HP Computer Monitors	2	LP1965
Clubhouse/Business Center	HP Compaq Desktop Computers	2
Clubhouse	Pool Table	1
Clubhouse	Coffee Machine	1
Clubhouse	Frigidaire Dishwasher	1

Exhibit E, Page 3

Clubhouse	Kitchenaid Commercial Ice maker	1
Clubhouse	Kitchenaid Mini Fridge	1
Clubhouse	40” Samsung Flat Screen TV	4
Clubhouse	DLP Projector	1
Fitness Center	Treadmills w/attached TVs	7
Fitness Center	Ellipticals w/attached TVs	2
Fitness Center	Exercise Bikes	2
Fitness Center	Scale	1
Fitness Center	Assorted Workout Machines	16
Fitness Center	5,10,15,20,25,30,35,40,45,50,55,60,65,70,75 Dumbbells	2 each
Fitness Center	45lb weight plates	6
Fitness Center	35lb weight plates	2
Fitness Center	10lb weight plates	6
Fitness Center	5lb weight plates	3
Fitness Center	2.5 weight plates	3
Fitness Center	Medicine Balls – 6lb, 8lb, 10lb, 12lb	1 each
Pool	Trash Cans	4
Pool	Tables (includes small tables)	24
Pool	Lounge Chairs	52
Pool	Chairs	44
Pool	Grills	2
Pool	Umbrellas (orange)	5
Pool	Umbrella Stands	5
Pool	Sofa Sectional with cushions	1
Pool	Lounge chair with cushions	1
Pool	Oversized Love seat with cushions	1
Pool	Bench with cushions	1
Pool	Coffee Table	1
Pool	Tables	2
Pool	Chairs for Tables	4
Pool	End Table	5
Pool	Wicker chair with cushions	4
Maintenance	6 Gal Air Compressor	1
Maintenance	Finish nail guns	2
Maintenance	Graco Pro X7 Paint Sprayer (Brand new)	1
Maintenance	50 ft paint sprayer hose	2
Maintenance	Ryobi circular saw	1
Maintenance	Post Hole Digger	1
Maintenance	Hand Planer	1
Maintenance	Carpet Blowers	2
Maintenance	5 Gal Shop Vac	2
Maintenance	2.5 Gal Shop vac	5
Maintenance	Torch Set	1
Maintenance	Freon Recovery Unit	1
Maintenance	Vacuum Pump Unit	1
Maintenance	Nitrogen tank	1

Exhibit E, Page 4

Maintenance	Acetylene Tank	1
Maintenance	Dog pot stations	8
Maintenance	Oxygen Tank	1
Maintenance	Hand Torch Set	1
Maintenance	Leak Detector	1
Maintenance	Key Machine	1
Maintenance	Heat Gun	1
Maintenance	Electric Plumbing Snake	1
Maintenance	Manual Plumbing Snake	1
Maintenance	Shovel	2
Maintenance	Rake	2
Maintenance	Fire Cabinet	1
Maintenance	Mop Buckets	3
Maintenance	Mop	2
Maintenance	2500 PSI Pressure Washer	1
Maintenance	50’ Hose for Pressure washer	3
Maintenance	Gorilla Ladder	1
Maintenance	8ft Ladder	1
Maintenance	12ft ladder	1
Maintenance	Gas Blower	2
Maintenance	Vice	1
Maintenance	Appliance Dolly	1
Maintenance	Extension Ladder	2
Maintenance	Furniture Dolly	1
Maintenance	Golf Cart Chargers	5
Maintenance	Golf Carts	5
Maintenance	MSDS Binder	1
2x2 Model	Fake Plant	1
2x2 Model	Chairs	6
2x2 Model	Pictures	9
2x2 Model	Pillows	22
2x2 Model	Fake TV	1
2x2 Model	Bar stools	2
2x2 Model	Patio Chairs	3
2x2 Model	Patio Table	1
2x2 Model	Washer & Dryer	1 Set
2x2 Model	Microwave, Fridge, Stove, Dishwasher	1 each
2x2 Model	Small brief case	2
2x2 Model	Towels	11
2x2 Model	King Bed	1
2x2 Model	Queen Bed	1
2x2 Model	Lamps	8
2x2 Model	Dressers	3
2x2 Model	Side Table	3
2x2 Model	Dining Table	1
2x2 Model	Place mats, bowl, wine glass, plate, napkin	4 each
2x2 Model	Sofa	1

Exhibit E, Page 5

2x2 Model	Coffee table with tray	1
2x2 Model	TV stand	1
2x2 Model	Decorations	15
2x2 Model	Mirrors	3
2x2 Model	Fake Laptop	1
1x1 Model	Microwave, stove, fridge, dishwasher	1 each
1x1 Model	Washer and dryer	1 set
1x1 Model	King bed	1
1x1 Model	Mirror	2
1x1 Model	Lamps	7
1x1 Model	Pictures	9
1x1 Model	Pillows	14
1x1 Model	Fake laptop	1
1x1 Model	Wine glass, utensils, napkin,	4 each
1x1 Model	Patio Sofa and Table	1
1x1 Model	Dresser	1
1x1 Model	Glass table	1
1x1 Model	Dining Chairs	4
1x1 Model	Decorative vases	3

Exhibit E, Page 6

EXHIBIT F

FORM OF ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY (this “Assignment”), is made as of                          , 2016 by and between Village at Baldwin Park, LLC, a Delaware limited liability company (“Assignor”) and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Assignee”).
W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of December 3, 2015, by and between Assignee and Assignor (as the same may have been amended, modified or assigned, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and
WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    Assignment of Leases. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the leases (“Leases”) with the tenants of the Real Property identified on the Rent Roll attached hereto as Exhibit A and made a part hereof, including, without limitation, all rentals and security deposits and letters of credit, as and to the extent provided in the Sale Agreement. Assignee hereby accepts the foregoing assignment of the Leases and assumes the obligations with respect thereto as and to the extent provided in Section 4.2 of the Sale Agreement.
2.    Assignment of Intangible Property. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor in excess of a nominal transfer fee:
(a)    the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto and made a part hereof; and
(b)    any licenses, permits and other written authorizations in effect as of the date hereof with respect to the Real Property; and

Exhibit F, Page 1

(c)    any guaranties and warranties in effect as of the date hereof with respect to any portion of the Real Property or the personal property conveyed to Assignee by Assignor concurrently herewith; and
(d)    all telephone numbers for the Real Property; and
(e)    any rights of Assignor to the name “The Village at Baldwin Park” (it being acknowledged by Assignee that Assignor may have no rights to use such name and Assignor has not registered the same in any manner).
Assignee hereby accepts the foregoing assignment of the interests described in this Section 2 (collectively, the “Intangible Property”) and assumes the obligations with respect thereto as and to the extent provided in Section 4.2 of the Sale Agreement.
3.    Reservation of Benefits. Notwithstanding anything to the contrary in this Assignment, to the extent that Assignor continues to have liability after the date hereof with respect to the Property, Assignor reserves and retains such benefits under the Leases and the Intangible Property as are necessary or desirable for Assignor to defend or protect itself with respect to or to assert any rights relating to any matter for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section 3 shall exist jointly with Assignee’s benefits under the Leases and Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto. Assignee and Assignor agree to cooperate with the reasonable requests of the other party in enforcing their respective benefits under the Leases and the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this section.
4.    Limitation on Liability. Assignor’s liability under this Assignment shall be limited as set forth in Section 4.3 of the Sale Agreement.
5.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Real Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
6.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.
7.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
[Remainder of page intentionally blank]

Exhibit F, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.
ASSIGNOR:

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

Exhibit F, Page 3

ASSIGNEE:

[INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER]

By:
Name:
Title:

Exhibit F, Page 4

EXHIBIT A

RENT ROLL

Exhibit F, Page 5

EXHIBIT B

CONTRACTS

Exhibit F, Page 6

EXHIBIT G

FORM OF NOTICE TO TENANTS

_____________________, 2016

Re:    Notice of Change of Ownership of Village at Baldwin Park, Unit 9B, Orlando, Florida

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, Village of Baldwin Park, LLC has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”).
Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
____________________________
____________________________
____________________________
____________________________
If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws.
We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.
[Remainder of Page Intentionally Left Blank]

Exhibit G, Page 1

Sincerely,

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

Exhibit G, Page 2

EXHIBIT H

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by Village at Baldwin Park, LLC, a Delaware limited liability company (“Seller”), Seller hereby certifies the following:
1.     Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code.
2.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
3.    Seller’s U.S. employer taxpayer identification number is 20-3707324.
4.    Seller’s office address is 7 Giralda Farms, Madison, New Jersey, 07940.
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Exhibit H, Page 1

Dated:                          , 2016.

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

STATE OF __________    §
§
COUNTY OF _________    §
On _______________, 2016, before me, the undersigned, a notary public in and for said State, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
_______________________, Notary Public
My Commission Expires:
______________________

Exhibit H, Page 2

EXHIBIT I-1

FORM OF TITLE AFFIDAVIT

Dated as of:             , 2016
Title Order No.

The undersigned (“Owner”) hereby represents and warrants as follows to and for the benefit of First American Title Insurance Company (the “Title Company”):
1.    Representatives of Owner have reviewed the preliminary report/commitment with an effective date of                              , 2015 (the “Title Report”).
2.    To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto.
3.    To the knowledge of Owner, there are no unrecorded claims against the Property, nor any pending or levied assessments, whether imposed by a governmental authority or private entity, against the Property including, but not limited to, those for sidewalks, streets, curbs, gutters, sewers and water lines, nor any set of facts by reason of which Owner’s title to the Property might be disputed or questioned except for (a) the leases with the tenants shown on Exhibit A, (b) specific matters shown on the Title Report (excluding Exceptions 1-6 on Schedule B-II), (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent. To the knowledge of Owner and except as aforesaid, Owner has been in peaceable and undisputed possession of the Property since title was acquired.
4.    Except as set forth on Exhibit B attached hereto:
(a)    within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, or (iii) attached any fixtures to the Property which have not been paid for in full; and
(b)    there are no outstanding or disputed claims for any work or item referred to in paragraph (a).
5.    To the knowledge of Owner, Owner has not received written notice of any violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

Exhibit I-1, Page 1

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of James L. Street, an officer of Prudential Investment Management, Inc. responsible for the transaction, Yetta Tropper, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Property, and Stan Levy, an officer of Morgan BP Holdings, LLC with primary responsibility for the Property, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, any direct or indirect owner of any beneficial interest in Owner, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.
This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance and for no other purpose. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.
[Remainder of page intentionally blank]

Exhibit I-1, Page 2

IN WITNESS WHEREOF, Owner has executed this affidavit as of the date first set forth above.
VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

STATE OF __________    §
§
COUNTY OF _________    §
On                         , 2016, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
_______________________, Notary Public
My Commission Expires:
______________________

Exhibit I-1, Page 3

EXHIBIT I-2

FORM OF GAP INDEMNITY

Dated as of:         , 2016
Title Order No.
Title Commitment Effective Date:                                , 2015

WHEREAS, FIRST AMERICAN TITLE INSURANCE COMPANY (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $______________________ in favor of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) covering premises being acquired from VILLAGE AT BALDWIN PARK, LLC, a Delaware limited liability company (“Seller”) as more particularly described in Exhibit A attached hereto (the “Real Property”);
AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;
AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded in the applicable records of Orange County, Florida.
NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the Title Commitment Effective Date referenced above (being the last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between the Title Commitment Effective Date referenced above and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, the Title Company shall use good faith and diligent efforts to submit all documents for recordation as soon as possible but, in any event, no later than five (5) business days after the date hereof. Seller shall have no obligations or liability hereunder with respect to (a) any objections to title which may arise or be filed after such five (5) business day period, or (b) any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives. Seller shall have no further obligations hereunder unless the Title Company notifies Seller in writing of any claim hereunder within forty-five (45) days after the date hereof.

Exhibit I-2, Page 1

This indemnity is given to induce the Title Company to issue its policy of title insurance and for no other purpose. This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable, by any other person or entity.
[Remainder of page intentionally blank]

Exhibit I-2, Page 2

IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as the date first set forth above.
VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
a Delaware limited liability company,
its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

STATE OF __________    §
§
COUNTY OF _________    §
On                         , 2016, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
_______________________, Notary Public
My Commission Expires:
______________________

Exhibit I-2, Page 3

EXHIBIT J
LIST OF PERSONAL PROPERTY
Property Inventory List

Property Name:         Village at Baldwin Park
Manager:            Wesley Owen
Date Reviewed:        01/08/2015

Room (ie Fitness or 1 BR Model)	Item & Description	Quantity	Serial Number (if applicable)
Leasing Office	Desktop Computers	6
Leasing Office	Computer Monitors	9
Leasing Office	iPad	3
Leasing Office	Manager Laptop	1
Leasing Office	Phone System	4
Leasing Office	Cordless Phone	1
Leasing Office	Postage Machine	1
Leasing Office	White Whirlpool Fridge	1
Leasing Office	Black Whirlpool Fridge	1
Leasing Office	Stainless Microwave	1
Leasing Office	XM Radio Boxes	4
Leasing Office	Audio Amps	5 total	Model 660A, Model STR-DA3200es
Leasing Office	Sony DVD Player	1	SLV-D380P
Leasing Office/Maint	Two-way Radios	10
Leasing Office	PopCorn Machine	1	CCP 510
Leasing Office	HP LaserJet 4250TN	1
Leasing Office	HP Deskjet Printer 6940	1
Leasing Office	HP Office Jet Pro Printer 8600	1
Leasing Office	Ativa Paper Shredder	1	L0100
Leasing Office	Fellowes Paper Shredder	1	600CS
Leasing Office	Security Camera System	1
Leasing Office	Handy Trac System	1
Leasing Office	Lexmark laser printer	1	XS748De
Clubhouse/Business Center	Brother Printer HL-22	1
Clubhouse/Business Center	HP Computer Monitors	2	LP1965
Clubhouse/Business Center	HP Compaq Desktop Computers	2
Clubhouse	Pool Table	1
Clubhouse	Coffee Machine	1
Clubhouse	Frigidaire Dishwasher	1

Exhibit J, Page 1

Clubhouse	Kitchenaid Commercial Ice maker	1
Clubhouse	Kitchenaid Mini Fridge	1
Clubhouse	40” Samsung Flat Screen TV	4
Clubhouse	DLP Projector	1
Fitness Center	Treadmills w/attached TVs	7
Fitness Center	Ellipticals w/attached TVs	2
Fitness Center	Exercise Bikes	2
Fitness Center	Scale	1
Fitness Center	Assorted Workout Machines	16
Fitness Center	5,10,15,20,25,30,35,40,45,50,55,60,65,70,75 Dumbbells	2 each
Fitness Center	45lb weight plates	6
Fitness Center	35lb weight plates	2
Fitness Center	10lb weight plates	6
Fitness Center	5lb weight plates	3
Fitness Center	2.5 weight plates	3
Fitness Center	Medicine Balls – 6lb, 8lb, 10lb, 12lb	1 each
Pool	Trash Cans	4
Pool	Tables (includes small tables)	24
Pool	Lounge Chairs	52
Pool	Chairs	44
Pool	Grills	2
Pool	Umbrellas (orange)	5
Pool	Umbrella Stands	5
Pool	Sofa Sectional with cushions	1
Pool	Lounge chair with cushions	1
Pool	Oversized Love seat with cusions	1
Pool	Bench with cushions	1
Pool	Coffee Table	1
Pool	Tables	2
Pool	Chairs for Tables	4
Pool	End Table	5
Pool	Wicker chair with cushions	4
Maintenance	6 Gal Air Compressor	1
Maintenance	Finish nail guns	2
Maintenance	Graco Pro X7 Paint Sprayer (Brand new)	1
Maintenance	50 ft paint sprayer hose	2
Maintenance	Ryobi circular saw	1
Maintenance	Post Hole Digger	1
Maintenance	Hand Planer	1
Maintenance	Carpet Blowers	2
Maintenance	5 Gal Shop Vac	2
Maintenance	2.5 Gal Shop vac	5
Maintenance	Torch Set	1
Maintenance	Freon Recovery Unit	1
Maintenance	Vacuum Pump Unit	1
Maintenance	Nitrogen tank	1

Exhibit J, Page 2

Maintenance	Acetylene Tank	1
Maintenance	Dog pot stations	8
Maintenance	Oxygen Tank	1
Maintenance	Hand Torch Set	1
Maintenance	Leak Detector	1
Maintenance	Key Machine	1
Maintenance	Heat Gun	1
Maintenance	Electric Plumbing Snake	1
Maintenance	Manual Plumbing Snake	1
Maintenance	Shovel	2
Maintenance	Rake	2
Maintenance	Fire Cabinet	1
Maintenance	Mop Buckets	3
Maintenance	Mop	2
Maintenance	2500 PSI Pressure Washer	1
Maintenance	50’ Hose for Pressure washer	3
Maintenance	Gorilla Ladder	1
Maintenance	8ft Ladder	1
Maintenance	12ft ladder	1
Maintenance	Gas Blower	2
Maintenance	Vice	1
Maintenance	Appliance Dolly	1
Maintenance	Extension Ladder	2
Maintenance	Furniture Dolly	1
Maintenance	Golf Cart Chargers	5
Maintenance	Golf Carts	5
Maintenance	MSDS Binder	1
2x2 Model	Fake Plant	1
2x2 Model	Chairs	6
2x2 Model	Pictures	9
2x2 Model	Pillows	22
2x2 Model	Fake TV	1
2x2 Model	Bar stools	2
2x2 Model	Patio Chairs	3
2x2 Model	Patio Table	1
2x2 Model	Washer & Dryer	1 Set
2x2 Model	Microwave, Fridge, Stove, Dishwasher	1 each
2x2 Model	Small brief case	2
2x2 Model	Towels	11
2x2 Model	King Bed	1
2x2 Model	Queen Bed	1
2x2 Model	Lamps	8
2x2 Model	Dressers	3
2x2 Model	Side Table	3
2x2 Model	Dining Table	1
2x2 Model	Place mats, bowl, wine glass, plate, napkin	4 each
2x2 Model	Sofa	1

Exhibit J, Page 3

2x2 Model	Coffee table with tray	1
2x2 Model	TV stand	1
2x2 Model	Decorations	15
2x2 Model	Mirrors	3
2x2 Model	Fake Laptop	1
1x1 Model	Microwave, stove, fridge, dishwasher	1 each
1x1 Model	Washer and dryer	1 set
1x1 Model	King bed	1
1x1 Model	Mirror	2
1x1 Model	Lamps	7
1x1 Model	Pictures	9
1x1 Model	Pillows	14
1x1 Model	Fake laptop	1
1x1 Model	Wine glass, utensils, napkin,	4 each
1x1 Model	Patio Sofa and Table	1
1x1 Model	Dresser	1
1x1 Model	Glass table	1
1x1 Model	Dining Chairs	4
1x1 Model	Decorative vases	3

Exhibit J, Page 4

EXHIBIT K

RENT ROLL

[On File with the Company]

Exhibit K, Page 1

EXHIBIT L

EXCEPTIONS TO SELLER’S WARRANTIES

Liens on Personal Property

None.

Notices of Litigation

None.

Notices of Contract Defaults

None.

Notices of Governmental Violations

None.

Exhibit L, Page 1

EXHIBIT M

SELLER’S CERTIFICATE

Certification Of Representations And Warranties Of Seller
THIS CERTIFICATION OF REPRESENTATIONS AND WARRANTIES OF SELLER (this "Certification"), is made as of the _____ day of ____________, 2016, by Village at Baldwin Park, LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller entered into that certain Purchase and Sale Agreement dated December 3, 2015, with Preferred Apartment Communities Operating Partnership, L.P., as assigned to and assumed by __________, LLC ("Purchaser") (collectively, the “Agreement”), with respect to the sale and purchase of certain property known as the Village at Baldwin Park Apartments (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement); and

WHEREAS, in accordance with the terms of the Agreement, Seller is required to deliver this Certification.

NOW, THEREFORE, for and in consideration of the purchase price paid by Purchaser to Seller, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby certifies to Purchaser that, to Seller’s Knowledge, the representations and warranties set forth in Section 7.2 of the Agreement are true and correct in all material respects as if made on the date hereof, except to the extent they expressly relate to an earlier date, subject to all of the terms and conditions and limitations contained in Section 4.3 and Article VII of the Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exhibit M, Page 1

IN WITNESS WHEREOF, Seller has executed this Certification the day and year first above written.
SELLER:

VILLAGE AT BALDWIN PARK, LLC,
    a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
    a Delaware limited liability company,
    its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

Exhibit M, Page 2

EXHIBIT N

RESTRICTION AGAINST CONDOMINIUM TEXT

(To be included in the Deed)]
[Note: The following language will be included in the Deed.]

The Property shall hereafter be held, transferred, sold, leased and encumbered, conveyed, and occupied, subject to the covenants, conditions, and restrictions set forth in numbered paragraphs 1 through 7 immediately following (collectively, the “Restrictive Covenants”), each of which is for, and shall inure to the benefit of the Benefited Persons:
1.    From and after the date hereof through and including November 21, 2018 (the “Termination Date”): (a) no Condominium shall be created covering the Property, (b) no Condominium Conversion shall be affected or implemented, nor shall a Condominium Project be created, with regard to the units within the Property, and (c) no Condominium Declaration shall be filed affecting the Property.
2.    In the event of the violation or breach of any of the Restrictive Covenants, each Benefited Person shall have the right to prosecute a proceeding at law or in equity against the party or parties who have violated or are attempting to violate any of the Restrictive Covenants, to enjoin or prevent them from doing so, to cause such violation to be remedied, including without limitation, court costs and attorney fees in enforcing the Restrictive Covenants. Without limiting the foregoing, any party or parties who now or hereafter owns or acquires fee title in or to any portion of the Property shall, and does hereby, to the fullest extent permitted by law, indemnify, defend and hold each Benefited Person harmless from and against any and all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), which any of the Benefited Persons may suffer, incur or be obligated to perform arising out of such party or parties breach or failure to strictly comply with the Restrictive Covenants, including, without limitation, all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses arising or accruing as a result of any claims by subsequent owners of any portion of the Property (including owners of condominium units or owners of a cooperative, as the case may be) relating to (a) the design, development, and construction of the Property and any defects, breaches of contract, errors, omissions, or negligence in connection therewith, or (b) any omissions, misrepresentations or misstatements in any conversion, condominium or cooperative documents. All remedies provided herein or at law or in equity shall be cumulative and not exclusive of any other remedy at law or in equity. Notwithstanding the foregoing, a Foreclosure Purchaser shall not have the foregoing obligation to indemnify, defend and hold harmless a Benefited Person with respect to any creation of a Condominium, any Condominium Conversion or any filing of a Condominium Declaration occurring prior to the date a Foreclosure Purchaser acquires title to the Property or following the conveyance of the Property by such Foreclosure Purchaser to a third party purchaser, provided that such Foreclosure Purchaser did not undertake the creation of a Condominium, a Condominium Conversion or the filing of a Condominium Declaration during its period of ownership.

Exhibit N, Page 1

3.    The Restrictive Covenants are appurtenant to and run with the Property, and shall be binding and enforceable against all parties having any right, title or interest in the Property, and their respective heirs, successors and assigns, and shall inure to the benefit of each Benefited Person; provided, however, that on the Termination Date the Restrictive Covenants shall expire.
4.    Failure on the part of any Benefited Person to complain of any act or failure to act to enforce the Restrictive Covenants irrespective of how long such failure continues shall not constitute a waiver by any of the Benefited Persons of the right to strictly enforce any violation of the Restrictive Covenants. Notwithstanding any provision hereof to the contrary, Grantor, in its sole discretion, may elect to waive, modify, amend, or terminate any or all of the Restrictive Covenants prior to the Termination Date; provided, however, that, no such waiver, modification, amendment or termination shall be effective unless the same is set forth in a writing executed by Grantor and such writing is filed with the County Recorder for the county in which the Property is located. The execution, delivery and recording of a termination shall not be necessary or a prerequisite to the termination of the Restrictive Covenants on the Termination Date.
5.    If any term, covenant, condition or provision of the Restrictive Covenants, or the application thereof to any person, entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of the Restrictive Covenants or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
6.    Notwithstanding anything to contrary contained herein, no expiration of the Restrictive Covenants and no earlier termination of the Restrictive Covenants shall be deemed to waive or release any party from any prior breach of the Restrictive Covenants.
7.    As used in this Deed, the following terms shall have the following meanings:
(a)    “Benefited Person” means all of the following: (i) Grantor, (ii) any constituent entity or affiliate of Grantor and any partner, member, shareholder, officer, or director of any such constituent entity or affiliate of Grantor, and (iii) any other person or entity who has been designated as a “Benefited Person”, in a writing executed and delivered after the date hereof by either Grantor (or any successor or assign of Grantor) and filed for record in the Public Records for the county in which the Property is located.
(b)    “Condominium” means a condominium as defined under Section 718.103(11) of the Florida Condominium Act, or any similar statute or law which defines a condominium.
(c)    “Condominium Conversion” means the filing or recording with the applicable county clerk or county recorder, or other applicable state, municipal or local governmental entity or agency, of any document providing for the conversion of the Property to a Condominium Project.

Exhibit N, Page 2

(e)    “Condominium Declaration” means a declaration of condominium as defined under Section 718.103(15) of the Florida Condominium Act, or any similar statute or law which defines a declaration of condominium.
(f)    “Condominium Project” means any project all or a portion of which has located thereon a Condominium or a Condominium Conversion.
(g)    “FHLMC Holder” means the holder of the FHLMC Indebtedness.
(h)     “FHLMC Indebtedness” means any loan secured by the Property     which has been assigned or sold to Federal Home Loan Mortgage Corporation or its successors.
(i)    “FHLMC Mortgage” means any mortgage or other security instrument encumbering the Property and securing any FHLMC Indebtedness.
(j)    “First Mortgage” means any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute. An FHLMC Mortgage may be a First Mortgage or a mortgage or deed of trust of lower priority.
(k)    “First Mortgagee” shall mean the holder of any First Mortgage.
(l)    “Foreclosure Purchaser” means (i) a First Mortgagee or an FHLMC Holder, (ii) an affiliate of a First Mortgagee or of an FHLMC Holder, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or FHLMC Holder or affiliate of a First Mortgagee or FHLMC Holder.

Exhibit N, Page 3

EXHIBIT O

CERTIFICATION OF RENT ROLL

Certification Of Rent Roll

THIS CERTIFICATION OF RENT ROLL (this "Certification"), is made as of the _____ day of ____________, 2016, by VILLAGE AT BALDWIN PARK, LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller entered into that certain Purchase and Sale Agreement dated _________, 2015, with Preferred Apartment Communities Operating Partnership, LP, as assigned to and assumed by __________, LLC ("Purchaser") (collectively, the “Agreement”), with respect to the sale and purchase of certain property known as the Village at Baldwin Park Apartments (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement); and

WHEREAS, in accordance with the terms of the Agreement, Seller is required to deliver at Closing a certified rent roll for the Property current as of the business day immediately prior to the Closing Date and stating the amount of all of the Security Deposits held by Seller under each Lease (the “Revised Rent Roll”).

NOW, THEREFORE, for and in consideration of the purchase price paid by Purchaser to Seller, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby certifies that, to Seller’s Knowledge, the Revised Rent Roll is attached hereto as Exhibit A. For purposes of this Agreement, the Revised Rent Roll shall only be deemed to be materially inaccurate or incorrect if it is inaccurate or incorrect by more than 2.5% of the gross monthly income for the Property as set forth therein. This Certification shall be subject to all of the terms and conditions and limitations contained in Section 4.3 and Article VII of the Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exhibit O, Page 1

IN WITNESS WHEREOF, Seller has executed this Certification the day and year first above written.

SELLER:

VILLAGE AT BALDWIN PARK, LLC,
a Delaware limited liability company

By:      PR Villages at Baldwin Park, LLC,
    a Delaware limited liability company,
    its Authorized Member

By:      PRISA LHC, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

Exhibit O, Page 2

EXHIBIT P
RENT CONCESSIONS

•	Lease Terms: 9-13 months

•	All new leases will be offered at market rent (see chart below).

•	All renewals will be increased to market rent (see chart below), but with a maximum increase of $100.

Floor Plan	Sq. ft.	Market Rent
A1	756	$1,185
A2	870	$1,245
A3	873	$1,255
A4	892	$1,265
A5	1,003	$1,365
B1	1,180	$1,585
C1	1,348	$1,760
C2	1,376	$1,785
T1	934	$1,340
T2	1,037	$1,485
T3	1,499	$1,875
T4	1,600	$2,025
T5	1,669	$2,395

Exhibit P, Page 1